Exhibit 99.1

    Nara Bancorp Reports Earnings Per Share of $0.33 For Third Quarter 2006


    LOS ANGELES--(BUSINESS WIRE)--Oct. 25, 2006--Nara Bancorp, Inc. (the "Company") (NASDAQ:NARA), the holding company of Nara Bank (the "Bank"), reported net income of $8.7 million for third quarter 2006, an increase of 9% over $7.9 million for third quarter 2005. The Company also reported earnings of $0.33 per diluted share for third quarter 2006, a 3% increase compared to $0.32 per diluted share for third quarter 2005.

    "We were pleased with our execution during the third quarter, which allowed us to record our highest level of quarterly earnings per share this year." said Min Kim, Chief Operating Officer and Acting President of Nara Bancorp. "We were able to continue generating strong loan growth, while maintaining tight expense control and improving our operating efficiency ratio. Importantly, our effective balance sheet management enabled us to expand our net interest margin by 14 basis points from the prior quarter."

    Third Quarter Financial Highlights (2006 vs. 2005):

    --  Net income increased 9% to $8.7 million

    --  Diluted EPS increased 3% to $0.33 per share

    --  Net interest income increased 15% to $23.8 million

    --  Net interest margin (annualized) increased 16 basis points to
        5.11%

    --  Net loans receivable increased 16% to $1.64 billion

    --  Deposits increased 7% to $1.65 billion

    Operating Results for Third Quarter 2006

    Net Interest Income and Net Interest Margin. Third quarter net interest income before provision for loan losses increased 15% to $23.8 million from $20.8 million for third quarter 2005. The improvement was primarily attributable to a 16% increase in net average interest-earning assets (average interest-earning asset minus average interest-bearing liabilities). The resulting annualized net interest margin (net interest income divided by average interest-earning assets) increased 16 basis points to 5.11% for third quarter 2006 from 4.95% for third quarter 2005.

    The weighted average annualized yield on the loan portfolio for third quarter 2006 increased 102 basis points to 9.13% from 8.11% for the same period last year. The increase was primarily the result of the Company's substantially prime rate-based loan portfolio repricing upwards, and higher yields achieved on fixed rate loans originated during the quarter.

    The weighted average annualized cost of deposits for third quarter 2006 increased 107 basis points to 3.55% from 2.48% for the third quarter 2005. The most significant increase was seen in time deposit costs, which increased 148 basis points to 5.06% from 3.58% last year, primarily due to maturing time deposits repricing higher to remain competitive with rates offered within the Company's markets.

    Sequentially, third quarter 2006 net interest income before provision for loan losses increased $781 thousand, or 3%, over second quarter 2006. The annualized net interest margin of 5.11% for third quarter 2006 increased 14 basis points from 4.97% for second quarter 2006. This margin expansion was a result of growth in average gross loans of $79 million on a linked quarter basis, a 36 basis point increase in yield on average interest-earning assets and a slower rate of increase in the cost of funds as higher cost time deposits were replaced with alternative wholesale funds.

    Non-interest Income. Third quarter non-interest income decreased $826 thousand, or 14%, to $5.0 million from $5.8 million for the same period last year. The decrease was primarily due to a decrease in net gains on sales of SBA loans. Due to the turnover in SBA management towards the end of the prior quarter of 2006, SBA loan production declined in July, but increased to normal levels in August and September. However sales were lower due to the one month lag in sales of such loans, resulting in lower net gains during the third quarter 2006. Originations of SBA loans during third quarter 2006 were $23.3 million compared to $43.9 million during the same period in 2005, and $21.5 million and $35.4 million during second and first quarter 2006, respectively.

    Other income and fees increased $180 thousand or 8% to $2.6 million for third quarter 2006, compared to $2.4 million for third quarter 2005. Sequentially, other income and fees also increased $373 thousand, or 17% from second quarter 2006. The increases were primarily due to increases in fees for early loan pay-offs.

    Non-interest Expense. Third quarter non-interest expense increased $959 thousand, or 8%, to $13.0 million from $12.1 million for the same period last year. The increase was driven by higher compensation costs due to staff and management additions and the new accounting for stock option expense; higher occupancy costs due to lease renewals at higher rates and opening or commencement of leasing of new branches; higher data processing fees due to the increased number of accounts; and higher D&O and FDIC insurance premiums.

    Sequentially, non-interest expense in third quarter 2006 decreased $1.1 million or 8% to $13.0 million from $14.1 million for second quarter 2006. This decrease was primarily due to lower compensation bonus accruals and lower advertising and marketing expenses. During second quarter 2006, advertising and marketing expenses were higher due to new deposit campaigns, including promotions tied to the World Cup soccer tournament.

    Income Taxes. The effective tax rate was 40.5% for third quarter 2006 compared to 41.4% for third quarter 2005. During third quarter 2006, certain tax contingencies were resolved resulting in a reduction in deferred tax liabilities and tax expense of approximately $180,000.

    Balance Sheet Summary

    At September 30, 2006 total assets were $1.98 billion compared to $1.99 billion at June 30, 2006, a nominal decrease, and $1.79 billion at September 30, 2005, an increase of 11%.

    Gross loans receivable were $1.66 billion at September 30, 2006, an increase of 16% from the $1.43 billion at September 30, 2005, and an increase of 19% (annualized) from the $1.58 billion at June 30, 2006. The growth in the loan portfolio was primarily driven by the real estate loan portfolio, which increased 24% year-over-year, and 22% (annualized) since June 30, 2006.

    Total deposits were $1.65 billion at September 30, 2006, an increase of 7% from $1.54 billion at September 30, 2005, and a decrease 16% (annualized) from June 30, 2006. To manage liability costs, particularly higher cost time deposits, management shifted to alternative funding sources by increasing borrowings from the Federal Home Loan Bank and increasing State Treasurer time deposits during the third quarter of 2006.

    Asset Quality

    Non-performing assets at September 30, 2006 were $4.6 million, or 0.23% of total assets, compared to $4.1 million, or 0.21% of total assets, at June 30, 2006 and $6.2 million or 0.35% of total assets at December 31, 2005.

    Non-performing loans at September 30, 2006 were $4.0 million, or 0.24% of total loans, compared to $3.3 million, or 0.21% of total loans, at June 30, 2006 and $5.5 million or 0.38% of total loans at December 31, 2005. The sequential quarter increase in non-performing loans at September 30, 2006 was primarily due to two large commercial loans.

    Net loan charge-offs were $429 thousand for third quarter 2006, or 0.11% of average loans on an annualized basis, compared to $372 thousand, or 0.10% for second quarter 2006 and $671 thousand or 0.19% for the third quarter 2005.

    The provision for loan losses was $1.2 million for third quarter 2006, compared to $142 thousand for second quarter 2006 and $970 thousand for third quarter 2005. The higher provision for loan losses was primarily due to an increase in loan volume, and net charge offs.

    The allowance for loan losses at September 30, 2006 was $18.9 million, or 1.14% of gross loans receivables, compared to $18.2 million, or 1.15% of gross loans receivable at June 30, 2006 and $17.6 million or 1.22% of gross loans receivable at December 31, 2005. Since December 31, 2005 loans classified as special mention or substandard have decreased substantially, resulting in a reduction in the overall allowance for loan losses as a percentage of gross loans receivable.

    Performance Ratios

    The annualized return on average equity (ROE) for third quarter 2006 was 20.36%, compared to 19.75% for second quarter 2006, and 25.92% for third quarter 2005. The decline in ROE for third quarter 2006 compared to the same period in 2005 is primarily due to lower average equity before the $20 million of capital injection during the third quarter 2005.

    The annualized return on average assets (ROA) for third quarter 2006 was 1.77%, compared to 1.62% for the second quarter 2006 and 1.79% for the third quarter 2005.

    The efficiency ratio for third quarter 2006 improved to 45.26%, from 50.57% for second quarter 2006 and 45.41% for third quarter 2005. The improved efficiency ratio on a linked quarter basis was attributable to increased net interest income and lower non-interest expense.

    Capital

    At September 30, 2006, we continued to exceed the regulatory capital requirements to be classified as a "well-capitalized institution." The Leverage Ratio was 10.91% compared to 10.22% at December 31, 2005 and 9.92% at September 30, 2005. The Tier 1 Risk-based Ratio was 12.09% compared to 11.77% at December 31, 2005 and 11.45% at September 30, 2005. The Total Risk-based Ratio was 13.17% compared to 12.90% at December 31, 2005 and 12.57% at September 30, 2005.

    Outlook

    For the full year 2006, Nara Bancorp continues to expect fully diluted earnings per share to range between $1.25 and $1.27.

    Commenting on the outlook, Ms. Kim said, "We expect a continuation of most trends in the fourth quarter, including higher deposit costs due to maturing CDs and certain adjustable rate CDs repricing higher. We do anticipate increased SBA loan production and gains on sales as our new management in this business line gains traction. We will continue our focus on core deposits to manage margin pressures, and have recently launched a deposit campaign to target those accounts."

    Conference Call and Webcast

    A conference call with simultaneous webcast to discuss the Company's third quarter 2006 financial results will be held tomorrow, October 26, 2006 at 9:30 a.m. Pacific / 12:30 p.m. Eastern. Interested participants and investors may access the conference call by dialing 866-831-6270 (domestic) or 617-213-8858 (international). There will also be a live web cast of the call available at the Investor Relations section of Nara Bank's web site at www.narabank.com. Web participants are encouraged to go to the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

    After the live web cast, a replay will remain available in the Investor Relations section of Nara Bancorp's web site. A replay of the call will be available at 888-286-8010 (domestic) or 617-801-6888
(international) through November 2, 2006; and the passcode is 81714884.

    About Nara Bancorp, Inc.

    Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles, with 18 branches and 8 loan production offices in the United States. Nara Bank operates full-service branches in California and New York, with loan production offices in California, Washington, Colorado, Texas, Georgia, Illinois, New Jersey, and Virginia. Nara Bank was founded specifically to serve the needs of Korean-Americans, one of the fastest-growing Asian ethnic communities over the past decade. Presently, Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender. For more information on Nara Bank, visit our website at www.narabank.com. Nara Bancorp, Inc. stock is listed on NASDAQ under the symbol "NARA."

    Forward-Looking Statements

    This press release contains forward-looking statements including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements, including, but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussion of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.



                          Nara Bancorp, Inc.
            Consolidated Statements of Financial Condition
                   Unaudited (Dollars in Thousands)



Assets           9/30/2006  6/30/2006  % change  12/31/2005  % change
                -------------------------------- ---------------------

Cash and due
 from banks        $33,799    $37,001        -9%    $32,924         3%
Federal funds
 sold                2,500     96,200       -97%     33,100       -92%
Term federal
 funds sold              -          -         0%      7,000      -100%
Securities
 available for
 sale, at fair
 value             200,461    184,750         9%    174,709        15%
Securities held
 to maturity, at
 amortized cost
 (fair value:
 September 30,
 2006 - $1,005;
 June 30, 2006 -
 $1,008;
 December 31,
 2005 - $1,023;
 September 30,
 2005 - $2,035)      1,000      1,000         0%      1,001         0%
Federal Home
 Loan Bank and
 Federal Reserve
 Bank stock          9,655      9,562         1%      8,266        17%
Loans held for
 sale, at the
 lower of cost
 or market           9,103     13,037       -30%     17,083       -47%
Loans receivable 1,660,321  1,584,913         5%  1,445,740        15%
Allowance for
 loan losses       (18,909)   (18,168)        4%    (17,618)        7%
                ------------------------------------------------------
  Net loans      1,641,412  1,566,745         5%  1,428,122        15%
                ------------------------------------------------------
Accrued interest
 receivable          8,425      7,786         8%      7,620        11%
Premises and
 equipment, net     11,575      9,082        27%      8,148        42%
Cash surrender
 value of life
 insurance          15,000     14,885         1%     14,640         2%
Goodwill             2,347      2,347         0%      2,347         0%
Other intangible
 assets, net         3,071      3,244        -5%      3,589       -14%
Other assets        40,457     41,841        -3%     37,273         9%
                ------------------------------------------------------
  Total assets  $1,978,805 $1,987,480         0% $1,775,822        11%
                ======================================================


Liabilities

Deposits        $1,649,317 $1,719,576        -4% $1,526,486         8%
Borrowings from
 Federal Home
 Loan Bank          81,000     31,000       161%     31,000       161%
Subordinated
 debentures         39,268     39,268         0%     39,268         0%
Accrued interest
 payable             9,933      9,414         6%      8,755        13%
Other
 liabilities        22,665     25,713       -12%     23,559        -4%
                ------------------------------------------------------
  Total
   liabilities   1,802,183  1,824,971        -1%  1,629,068        11%
                ------------------------------------------------------

Stockholders'
 Equity

Common stock,
 $0.001 par
 value;
 authorized,
 40,000,000
 shares; issued
 and
 outstanding,
 26,100,672,
 25,751,704,
 25,444,442 and
 25,358,142
 shares at
 September 30,
 2006, June 30,
 2006, December
 31, 2005 and
 September 30,
 2005,
 respectively          $26        $26         0%        $25         4%
Capital surplus     77,320     73,239         6%     69,451        11%
Retained
 earnings          103,338     95,387         8%     81,016        28%
Accumulated
 other
 comprehensive
 income (loss),
 net                (4,062)    (6,143)      -34%     (3,738)        9%
                -------------------------------- ---------------------
  Total
   stockholders'
   equity          176,622    162,509         9%    146,754        20%
                -------------------------------- ---------------------

  Total
   liabilities
   and
   stockholders'
   equity       $1,978,805 $1,987,480         0% $1,775,822        11%
                ================================ =====================



Assets                                            9/30/2005  % change
                                                 ---------------------

Cash and due from banks                             $32,898         3%
Federal funds sold                                   68,000       -96%
Term federal funds sold                              12,000      -100%
Securities available for sale, at fair value        171,671        17%
Securities held to maturity, at amortized cost
 (fair value: September 30, 2006 - $1,005; June
 30, 2006 - $1,008; December 31, 2005 - $1,023;
 September 30, 2005 - $2,035)                         2,001       -50%
Federal Home Loan Bank and Federal Reserve Bank
 stock                                                8,193        18%
Loans held for sale, at the lower of cost or
 market                                               8,173        11%
Loans receivable                                  1,427,094        16%
Allowance for loan losses                           (17,068)       11%
                                                 ---------------------
  Net loans                                       1,410,026        16%
                                                 ---------------------
Accrued interest receivable                           6,862        23%
Premises and equipment, net                           8,020        44%
Cash surrender value of life insurance               14,536         3%
Goodwill                                              2,347         0%
Other intangible assets, net                          3,768       -18%
Other assets                                         40,606         0%
                                                 ---------------------
  Total assets                                   $1,789,101        11%
                                                 =====================


Liabilities

Deposits                                         $1,544,109         7%
Borrowings from Federal Home Loan Bank               31,000       161%
Subordinated debentures                              39,268         0%
Accrued interest payable                              7,227        37%
Other liabilities                                    27,623       -18%
                                                 ---------------------
  Total liabilities                               1,649,227         9%
                                                 ---------------------

Stockholders' Equity

Common stock, $0.001 par value; authorized,
 40,000,000 shares; issued and outstanding,
 26,100,672, 25,751,704, 25,444,442 and
 25,358,142 shares at September 30, 2006, June
 30, 2006, December 31, 2005 and September 30,
 2005, respectively                                     $25         4%
Capital surplus                                      68,633        13%
Retained earnings                                    73,805        40%
Accumulated other comprehensive income (loss),
 net                                                 (2,589)       57%
                                                 ---------------------
  Total stockholders' equity                        139,874        26%
                                                 ---------------------

  Total liabilities and stockholders' equity     $1,789,101        11%
                                                 =====================




                          Nara Bancorp, Inc.
                  Consolidated Statements of Income
     Unaudited (Dollars in Thousands, Except for Per Share Data)



                                   Three Months Ended,
                   ---------------------------------------------------
                                              %                   %
                   9/30/2006   6/30/2006   change  9/30/2005   change
                   ----------- ----------- ------- ----------- -------

 Interest income:
 Interest and fees
  on loans            $37,200     $34,601       8%    $29,090      28%
 Interest on
  securities            2,340       2,060      14%      1,557      50%
 Interest on
  federal funds
  sold and other
  investments             470       1,461     -68%        857     -45%
                   ----------- ----------- ------- ----------- -------
  Total interest
   income              40,010      38,122       5%     31,504      27%
                   ----------- ----------- ------- ----------- -------

 Interest expense:
 Interest on
  deposits             14,799      13,924       6%      9,628      54%
 Interest on other
  borrowings            1,403       1,171      20%      1,103      27%
                   ----------- ----------- ------- ----------- -------
  Total interest
   expense             16,202      15,095       7%     10,731      51%
                   ----------- ----------- ------- ----------- -------

 Net interest
  income before
  provision for
  loan losses          23,808      23,027       3%     20,773      15%
 Provision for
  loan losses           1,170         142     724%        970      21%
                   ----------- ----------- ------- ----------- -------
 Net interest
  income after
  provision for
  loan losses          22,638      22,885      -1%     19,803      14%
                   ----------- ----------- ------- ----------- -------

 Non-interest
  income:
 Service fees on
  deposit accounts      1,471       1,520      -3%      1,552      -5%
 Net gains on
  sales of SBA
  loans                   922       1,096     -16%      1,847     -50%
 Net gains on
  sales of
  securities
  available-for-
  sale                      -           -       0%          -       0%
 Other income and
  fees                  2,570       2,197      17%      2,390       8%
                   ----------- ----------- ------- ----------- -------
  Total non-
   interest income      4,963       4,813       3%      5,789     -14%
                   ----------- ----------- ------- ----------- -------

 Non-interest
  expense:
 Salaries and
  employee
  benefits              6,346       7,083     -10%      6,149       3%
 Occupancy              1,993       1,918       4%      1,767      13%
 Furniture and
  equipment               562         548       3%        504      12%
 Advertising and
  marketing               421         725     -42%        506     -17%
 Data processing
  and
  communications        1,029       1,018       1%        840      23%
 Professional fees        815         782       4%        613      33%
 Other                  1,856       2,004      -7%      1,684      10%
                   ----------- ----------- ------- ----------- -------
   Total non-
    interest
    expense            13,022      14,078      -8%     12,063       8%
                   ----------- ----------- ------- ----------- -------
 Income before
  income taxes         14,579      13,620       7%     13,529       8%
 Income taxes           5,910       5,719       3%      5,600       6%
                   ----------- ----------- ------- ----------- -------
 Net Income            $8,669      $7,901      10%     $7,929       9%
                   =========== =========== ======= =========== =======

 Earnings Per
  Share:
 Basic                  $0.33       $0.31               $0.33
 Diluted                $0.33       $0.30               $0.32

 Average Shares
  Outstanding
 Basic             25,949,931  25,612,359          24,041,269
 Diluted           26,407,297  26,221,043          24,780,612



                                       Nine Months Ended September 30,
                                       -------------------------------
                                                                  %
                                          2006        2005     change
                                       ----------- ----------- -------

 Interest income:
 Interest and fees on loans              $104,201     $77,307      35%
 Interest on securities                     6,284       4,346      45%
 Interest on federal funds sold and
  other investments                         2,723       1,441      89%
                                       ----------- ----------- -------
  Total interest income                   113,208      83,094      36%
                                       ----------- ----------- -------

 Interest expense:
 Interest on deposits                      40,312      22,161      82%
 Interest on other borrowings               3,696       3,832      -4%
                                       ----------- ----------- -------
  Total interest expense                   44,008      25,993      69%
                                       ----------- ----------- -------

 Net interest income before provision
  for loan losses                          69,200      57,101      21%
 Provision for loan losses                  2,392       4,570     -48%
                                       ----------- ----------- -------
 Net interest income after provision
  for loan losses                          66,808      52,531      27%
                                       ----------- ----------- -------

 Non-interest income:
 Service fees on deposit accounts           4,528       4,712      -4%
 Net gains on sales of SBA loans            3,735       3,690       1%
 Net gains on sales of securities
  available-for-sale                            -         143    -100%
 Other income and fees                      6,786       6,452       5%
                                       ----------- ----------- -------
  Total non-interest income                15,049      14,997       0%
                                       ----------- ----------- -------

 Non-interest expense:
 Salaries and employee benefits            20,240      17,564      15%
 Occupancy                                  5,727       5,055      13%
 Furniture and equipment                    1,630       1,511       8%
 Advertising and marketing                  1,697       1,360      25%
 Data processing and communications         3,000       2,496      20%
 Professional fees                          2,275       2,555     -11%
 Other                                      5,740       4,675      23%
                                       ----------- ----------- -------
   Total non-interest expense              40,309      35,216      14%
                                       ----------- ----------- -------
 Income before income taxes                41,548      32,312      29%
 Income taxes                              17,099      13,365      28%
                                       ----------- ----------- -------
 Net Income                               $24,449     $18,947      29%
                                       =========== =========== =======

 Earnings Per Share:
 Basic                                      $0.95       $0.80
 Diluted                                    $0.93       $0.77

 Average Shares Outstanding
 Basic                                 25,679,893  23,685,330
 Diluted                               26,247,283  24,684,504




                          Nara Bancorp, Inc.
                          Supplemental Data
     Unaudited (Dollars in Thousands, Except for Per Share Data)


                           (Annualized)               (Annualized)
                          At or for the           At or for the Nine
                        Three Months Ended,           Months Ended,
                 -----------------------------------------------------
Profitability
 measures:         9/30/2006 6/30/2006 9/30/2005  9/30/2006 9/30/2005
                 -------------------------------- --------------------
  ROA                   1.77%     1.62%     1.79%      1.70%     1.53%
  ROE                  20.36%    19.75%    25.92%     20.26%    22.51%
  Net interest
   margin               5.11%     4.97%     4.95%      5.07%     4.89%
  Efficiency
   ratio               45.26%    50.57%    45.41%     47.85%    48.84%
  Yield on loan
   portfolio            9.13%     8.93%     8.11%      8.90%     7.58%
  Yield on
   interest-
   earning assets       8.59%     8.23%     7.51%      8.29%     7.12%
  Cost of
   interest-
   bearing
   deposits             4.61%     4.26%     3.26%      4.23%     2.82%
  Cost of total
   deposits             3.55%     3.32%     2.48%      3.27%     2.11%
  Cost of
   interest-
   bearing
   liabilities          4.74%     4.39%     3.43%      4.37%     3.00%
  Cost of time
   deposits             5.06%     4.66%     3.58%      4.65%     3.13%
  Cost of funds         3.70%     3.45%     2.65%      3.42%     2.30%
  Net interest
   spread (yield
   on average
   interest-
   earning assets
   - average cost
   of funds)            4.89%     4.77%     4.86%      4.87%     4.82%




                            For the Three Months Ended
              --------------------------------------------------------
               9/30/2006   6/30/2006  % change   9/30/2005  % change
              --------------------------------------------------------
AVERAGE
 BALANCES
Gross loans,
 includes
 loans held
 for sale     $1,629,345  $1,550,453     5%     $1,434,369     14%
Interest-
 earning
 assets        1,862,304   1,853,200     0%      1,678,882     11%
Total assets   1,959,562   1,946,639     1%      1,776,045     10%

Interest-
 bearing
 deposits      1,284,143   1,307,485     -2%     1,180,867     9%
Interest-
 bearing
 liabilities   1,366,506   1,375,668     -1%     1,252,419     9%
Non-interest-
 bearing
 demand
 deposits        383,587     372,093     3%        369,314     4%
Stockholders'
 Equity          170,273     160,055     6%        122,363     39%


                                         For the Nine Months Ended
                                       -------------------------------
                                       9/30/2006  9/30/2005  % change
                                       -------------------------------
AVERAGE BALANCES
Gross loans, includes loans held for
 sale                                  1,560,465  1,359,773     15%
Interest-earning assets                1,820,573  1,556,325     17%
Total assets                           1,914,598  1,647,490     16%

Interest-bearing deposits              1,270,224  1,047,226     21%
Interest-bearing liabilities           1,343,223  1,153,959     16%
Non-interest-bearing demand deposits     372,133    354,194     5%
Stockholders' Equity                     160,878    112,226     43%



LOAN PORTFOLIO
 COMPOSITION:  9/30/2006   6/30/2006  % change  12/31/2005  % change
              --------------------------------------------------------

Commercial
 loans          $520,253    $499,450     4%       $483,231     8%
Real estate
 loans         1,089,705   1,033,277     5%        900,699     21%
Consumer and
 other loans      53,132      55,022     -3%        64,633    -18%
              --------------------------------------------------------
  Loans
   outstanding 1,663,090   1,587,749     5%      1,448,563     15%
Unamortized
 deferred loan
 fees - net of
 costs            (2,769)     (2,836)    -2%        (2,823)    -2%
              --------------------------------------------------------
  Loans, net
   of deferred
   loan fees
   and costs   1,660,321   1,584,913     5%      1,445,740     15%
Allowance for
 loan losses     (18,909)    (18,168)    4%        (17,618)    7%
              --------------------------------------------------------
Loan
 receivable,
 net          $1,641,412  $1,566,745     5%     $1,428,122     15%
              ========================================================

LOAN PORTFOLIO COMPOSITION:                     9/30/2005  % change
                                               ---------------------

Commercial loans                                 $485,924     7%
Real estate loans                                 877,796     24%
Consumer and other loans                           66,524    -20%
                                               ---------------------
  Loans outstanding                             1,430,244     16%
Unamortized deferred loan fees - net of costs      (3,150)   -12%
                                               ---------------------
  Loans, net of deferred loan fees and costs    1,427,094     16%
Allowance for loan losses                         (17,068)    11%
                                               ---------------------
Loan receivable, net                           $1,410,026     16%
                                               =====================




                              For the Three Months Ended
                 ----------------------------------------------------
ALLOWANCE FOR
 LOAN LOSSES:    9/30/2006  6/30/2006  % Change  9/30/2005  % Change
                 ----------------------------------------------------
Balance at
 Beginning of
 Period            $18,168    $18,398    -1%       $16,769     8%
Provision for
 Loan Losses         1,170        142    724%          970    21%
Recoveries             218        724    -70%           87    151%
Charge Offs           (647)    (1,096)   -41%         (758)   -15%
                 ----------------------------------------------------
Balance at End of
 Period            $18,909    $18,168     4%       $17,068    11%
                 ====================================================
Net charge-
 off/Average
 gross loans
 (annualized)         0.11%      0.10%                0.19%


                                          For the Nine Months Ended
                                        ------------------------------
ALLOWANCE FOR LOAN LOSSES:              9/30/2006  9/30/2005 % Change
                                        ---------- -------------------
Balance at Beginning of Period            $17,618    $14,627    20%
Provision for Loan Losses                   2,392      4,570   -48%
Recoveries                                  1,293        470   175%
Charge Offs                                (2,394)    (2,599)   -8%
                                        ---------- -------------------
Balance at End of Period                  $18,909    $17,068    11%
                                        ========== ===================
Net charge-off/Average gross loans
 (annualized)                                0.09%      0.21%


NON-PERFORMING ASSETS   9/30/2006 6/30/2006 12/31/2005 9/30/2005
                        -----------------------------------------
Delinquent Loans 90 days
 or more on Non-Accrual
 Status                    $3,983    $3,329     $5,489    $3,262
Delinquent Loans 90 days
 or more on Accrual
 Status                         -         -          -       574
                        -----------------------------------------
Total Non-Performing
 Loans                      3,983     3,329      5,489     3,836
Other real estate owned         -         -          -         -
Restructured Loans            606       757        741       902
                        -----------------------------------------
Total Non-Performing
 Assets                    $4,589    $4,086     $6,230    $4,738
                        =========================================
Non-Performing Assets/
 Total Assets                0.23%     0.21%      0.35%     0.26%
Non-Performing
 Loans/Gross Loans           0.24%     0.21%      0.38%     0.27%
Allowance for loan
 losses/ Gross Loans         1.14%     1.15%      1.22%     1.20%
Allowance for loan
 losses/ Non-Performing
 Loans                        475%      546%       321%      445%


DEPOSIT COMPOSITION 9/30/2006  6/30/2006 % Change 12/31/2005 % Change
                   ---------------------------------------------------
  Non-interest-
   bearing demand
   deposits          $386,263   $405,271    -5%     $371,943    4%
  Money market and
   other              202,157    228,435   -12%      185,550    9%
  Saving deposits     138,567    139,854    -1%      120,948    15%
  Time deposits of
   $100,000 or more   726,900    740,431    -2%      714,636    2%
  Other time
   deposits           195,430    205,585    -5%      133,409    46%
                   ---------------------------------------------------
    Total deposit
     balances      $1,649,317 $1,719,576    -4%   $1,526,486    8%
                   ===================================================


DEPOSIT COMPOSITION                              9/30/2005  % Change
                                                ----------- ---------
  Non-interest-bearing demand deposits            $364,471     6%
  Money market and other                           234,973    -14%
  Saving deposits                                  102,096     36%
  Time deposits of $100,000 or more                733,674     -1%
  Other time deposits                              108,895     79%
                                                ----------- ---------
    Total deposit balances                      $1,544,109     7%
                                                =========== =========


DEPOSIT COMPOSITION (%) 9/30/2006 6/30/2006 12/31/2005 9/30/2005
                        -----------------------------------------
  Non-interest-bearing
   demand deposits        23.4%     23.6%      24.4%     23.6%
  Money market and other  12.3%     13.3%      12.2%     15.2%
  Saving deposits          8.4%      8.1%      7.9%       6.6%
  Time deposits of
   $100,000 or more       44.1%     43.1%      46.8%     47.5%
  Other time deposits     11.8%     11.9%      8.7%       7.1%
                        -----------------------------------------
    Total deposit
     balances             100.0%    100.0%    100.0%     100.0%
                        =========================================



CAPITAL RATIOS          9/30/2006 6/30/2006 12/31/2005 9/30/2005
                        -----------------------------------------
  Total stockholders'
   equity                $176,622   162,509   $146,754  $139,874
  Tier 1 risk-based
   capital ratio            12.09%    11.80%     11.77%    11.45%
  Total risk-based
   capital ratio            13.17%    12.86%     12.90%    12.57%
  Tier 1 leverage ratio     10.91%    10.35%     10.22%     9.92%
  Book value per share      $6.77     $6.31      $5.77     $5.52
  Tangible book value
   per share                $6.56     $6.09      $5.53     $5.27
  Tangible equity to
   tangible assets           8.68%     7.92%      7.96%     7.50%


    CONTACT: Financial Relations Board
             Tony Rossi, 310-854-8317 (Investors and Financial Media)